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                                                                     EXHIBIT 5.2


                                                September 27, 1999


AirGate PCS, Inc.
233 Peachtree Street, N.E.
Harris Tower
Suite 1700
Atlanta, Georgia 30303

     Re:  AirGate PCS, Inc.
          Registration Statement on Form S-1


Ladies and Gentlemen:

     We have acted as special counsel to AirGate PCS, Inc., a Delaware corporation (the "Company") in connection with a Registration Statement on Form S-1 (the "Registration Statement") pertaining to the registration of $116.5 million of the Company's common stock, par value $0.01 per share (the "Common Stock"), and $150 million of the Company's Units (the "Units"), consisting of Senior Subordinated Discount Notes (the "Notes") due 2009 and Warrants (the "Warrants") to purchase shares of Common Stock, being offered by the Company or such additional amounts of Common Stock, Notes, Warrants and Units as may be registered in connection with this offering and pursuant to an abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 (the "Securities Act").

     We have examined such documents and records as we deemed appropriate, including the following:

     (i)   The Company's Amended and Restated Certificate of Incorporation.

     (ii)  The Company's Amended and Restated Bylaws.

     (iii) Resolutions duly adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or

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AirGate PCS, Inc.
September 27, 1999
Page 2

other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     1. The Notes have been duly authorized, and assuming the Indenture is duly executed and delivered by the Company and the Trustee, and the Notes are duly executed, authenticated and issued in accordance with the Indenture, and delivered as part of the Units in accordance with the underwriting agreement referred to the units prospectus that is a part of the Registration Statement, will be binding obligations of the Company.

     2. The Warrants have been duly authorized and, assuming the Warrant Agreement is duly executed and delivered by the Company and the Warrant Agent, and the Warrants are duly executed in accordance with the Warrant Agreement and duly issued in accordance with the Warrant Agreement and delivered as part of the Units in accordance with the underwriting agreement referred to in the units prospectus that is part of the Registration Statement, will be valid and binding obligations of the Company.

     3. The issuance of the Common Stock has been duly authorized and when issued and delivered in accordance with the terms of the Warrant Agreement and the Warrants, will be validly issued, fully paid and non-assessable.

     4. The issuance of the Notes and Warrants as Units has been validly authorized and when the Units are duly executed and authenticated and duly delivered against payment of the consideration therefor in accordance with the underwriting agreement referred to in the units prospectus that is part of the Registration Statement will be valid and binding obligations of the Company.
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AirGate PCS, Inc.
September 27, 1999
Page 3

     We express no opinion as to the laws of any jurisdiction other than the State of Delaware, State of New York and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any abbreviated registration statement, in connection with the offering covered by the Registration Statement, filed pursuant to Rule 462(b) under the Securities Act and to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included therein.


                                        Very truly yours,

                                        PATTON BOGGS LLP

                                        By:  /s/  Mary M. Sjoquist
                                             ------------------------
                                             Mary M. Sjoquist